Exhibit 4.1
EXECUTION VERSION
AMERIGAS PARTNERS, L.P.,
AMERIGAS FINANCE CORP.

Issuers
and
U.S. Bank National Association
Trustee
INDENTURE

Dated as of January 20, 2011

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

INDENTURE, dated as of January 20, 2011, among AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation (herein called “Finance Corp.,” and together with the Partnership, the “Issuers”), having their principal office at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, and U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee”).
RECITALS OF THE ISSUERS
The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.
All things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.01 Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3) the words “Article” and “Section” refer to an Article and Section, respectively, of this Indenture;
(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(5) references to sections or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor rules adopted by the Commission from time to time; and
(6) “or” is not exclusive.
“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.
“Add On Securities” has the meaning specified in Section 3.01.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct management and policies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall not include any Wholly Owned Restricted Subsidiary.

“Annual Limit” has the meaning specified in the definition of “Permitted Investments.”
“Asset Acquisition” means (a) an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership, (b) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of the assets of any Person (other than a Restricted Subsidiary of the Partnership) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of any division or line of business of any Person (other than a Restricted Subsidiary of the Partnership).
“Asset Sale” has the meaning specified in Section 10.16.
“Asset Sale Offer” has the meaning specified in Section 10.16.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction not involving a Capital Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).
“Available Cash,” as to any quarter, means: (a) the sum of (i) all cash of the Partnership, the Operating Partnership and any Subsidiaries thereof, treated as a single consolidated entity (together the “Partnership Group”), on hand at the end of such quarter, and (ii) all additional cash of the Partnership Group on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings subsequent to the end of such quarter, less (b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such quarter, (ii) provide funds for distributions under Section 5.4 of the Partnership Agreement in respect of any one or more of the next four quarters or (iii) comply with applicable law or any debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or its assets are subject; provided, however, that Available Cash attributable to any Restricted Subsidiary of the Partnership shall be excluded to the extent dividends or distributions of such Available Cash by such Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.
“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.
“Board of Directors” means, as applicable, the Board of Directors of the General Partner, on behalf of the Partnership (or the Partnership if the Partnership is a corporation), or of Finance Corp., or any authorized committee of the Board of Directors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner of the Partnership (or the Partnership if the Partnership is a corporation) or by the Secretary or an Assistant Secretary of Finance Corp., as applicable, to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or the Place of Payment are authorized or obligated by law, regulation or executive order to close. If a payment date is not a Business Day at any Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
“Capital Stock” means, with respect to any Person, any and all shares, interests, units representing interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.
“Change of Control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (ii) the merger or consolidation of the Partnership or the Operating Partnership with another partnership or corporation other than a Permitted Holder or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (iii) the liquidation or dissolution of the Partnership or the General Partner or (iv) the occurrence of any transaction, or series of transactions, the result of which is that Permitted Holders beneficially own in the aggregate, directly or indirectly, less than 51% of the Voting Stock of the General Partner.
“Change of Control Offer” has the meaning specified in Section 10.17.
“Change of Control Payment” has the meaning specified in Section 10.17.
“Change of Control Payment Date” has the meaning specified in Section 10.17.
“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Units” means the common units representing limited partner interests of the Partnership, having the rights and obligations specified with respect to Common Units of the Partnership.
“Consolidated Borrowing Base Amount” means an amount equal to the sum of (i) 85% of the face amount of Eligible Accounts Receivable of the Partnership and its Restricted Subsidiaries and (ii) 70% of the book value of the consolidated Inventory of the Partnership and its Restricted Subsidiaries, in each case as determined in accordance with GAAP. To the extent that information is not available as to the amount of Eligible Accounts Receivable or Inventory as of a specific date, the Partnership may utilize the most recent available information for purposes of calculating the Consolidated Borrowing Base Amount.
“Consolidated Cash Flow Available for Fixed Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-Cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Partnership and its Restricted Subsidiaries, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Partnership and its Restricted Subsidiaries for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of the Partnership and its Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence or repayment of any Indebtedness (other than revolving credit borrowings) of the Partnership or any of its Restricted Subsidiaries (and, in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that (i) Consolidated Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio and (ii) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Partnership and its Restricted Subsidiaries in the operation of such acquired business or asset during such period, computed on the basis of personnel expenses for employees retained or to be retained by the Partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by the Partnership and its Restricted Subsidiaries in the operation of the Partnership’s business at similarly situated facilities. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio,” (i) interest on outstanding Indebtedness (other than Indebtedness referred to in clause (ii) below) determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date; (ii) only actual interest payments associated with Indebtedness incurred in accordance with clauses (e) and (g) of the definition of Permitted Indebtedness, and all Permitted Refinancing Indebtedness thereof, during the Four Quarter Period shall be included in such calculation; and (iii) if interest on any Indebtedness actually incurred on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during such period.
“Consolidated Fixed Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication, (a) the amounts for such period of Consolidated Interest Expense and (b) the product of (i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries on a consolidated basis and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.
“Consolidated Income Tax Expense” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Partnership and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to the Partnership and its Restricted Subsidiaries for any period, without duplication, the sum of (i) the interest expense of the Partnership and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (e) all accrued interest and (ii) the interest component of Capital Leases paid, accrued or scheduled to be paid or accrued by the Partnership and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means the net income of the Partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude (i) net after-tax extraordinary gains or losses, (ii) net after-tax gains or losses attributable to Asset Sales, (iii) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Partnership or any Restricted Subsidiary, (iv) the net income or loss prior to the date of acquisition of any Person combined with the Partnership or any Restricted Subsidiary in a pooling of interest, (v) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (vi) the cumulative effect of any changes in accounting principles.

“Consolidated Net Worth” means, with respect to the Partnership and its Restricted Subsidiaries at any date, the consolidated stockholders’ equity or partners’ capital of such Person less the amount of such stockholders’ equity or partners’ capital attributable to Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries, as determined in accordance with GAAP.
“Consolidated Non-Cash Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other non-cash charges resulting from writedowns in non-current assets, in each case, reducing Consolidated Net Income of the Partnership and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, customer lists, non-competition agreements and research and development costs.
“Corporate Trust Office” shall be the address of the Trustee specified pursuant to Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuers.
“Covenant Defeasance” has the meaning specified in Section 13.03.
“Credit Agreements” means the Operating Partnership’s credit agreements in effect on the Issue Date of a series of the Securities and as it may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successors or replacements thereto.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 3.07.
“Defeasible Series” has the meaning specified in Section 13.01.
“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.
“Designation Amount” means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to (x) the net book value of all assets of such Subsidiary at the time of such designation in the case of a Restricted Subsidiary and (y) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary.
“Disinterested Director” means, with respect to any transaction or series of transactions with Affiliates, a member of the Board of Directors of the General Partner who has no financial interest, and whose employer has no financial interest, in such transaction or series of transactions.
“Eligible Accounts Receivable” means consolidated accounts receivable of the Partnership and its Restricted Subsidiaries that are no more than 60 days past due under their scheduled payment terms.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” has the meaning set forth in Section 5.01 hereof.
“Excess Proceeds” has the meaning specified in Section 10.16.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, and any statute successor thereto.
“Finance Corp.” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture with respect to one or more series of Securities issued pursuant to this Indenture, and thereafter means the successor or other obligor with respect to such one or more series of Securities in the applicable Supplemental Indenture.
“Fitch” means Fitch Ratings and its successors.
“Four Quarter Period” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“GAAP” means accounting principles applicable to the financial statements filed by United States entities in reports required by the Exchange Act as in effect on the Issue Date.
“General Partner” means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successors in the capacity of general partner of the Partnership or the Operating Partnership (including, if applicable, more than one successor in any such capacity at the same time).
“Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“Guaranty” as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, cash dividend or other obligation of another, including, without limitation, (a) any such obligation directly or indirectly guaranteed or endorsed (otherwise than for collection or deposit in the ordinary course of business) by such Person, or in respect of which such Person is otherwise directly or indirectly liable, (b) any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, or (c) any obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Incur” has the meaning specified in Section 10.09.
“Indebtedness” means as applied to any Person (without duplication):
(a) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit (or reimbursement agreements in respect thereof) which such Person has directly or indirectly created, incurred or assumed;

(b) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that the amount of such indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;
(c) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;
(d) the principal component of any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;
(e) all Attributable Debt of such Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;
(f) any indebtedness of the character referred to in clause (a), (b), (c), (d) or (e) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;
(g) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d), (e) or (f) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a Guaranty;
(h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;
(i) any Preferred Stock of any Subsidiary of such Person valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon; and
(j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above.
For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and to govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.
“Interest,” when used with respect to an Original Issue Discount Security, which by its terms bears interest only after the Stated Maturity, means interest payable after the Stated Maturity.
“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Partnership or any Restricted Subsidiary from fluctuations in interest rates.

“Inventory” means goods held by a Person for sale or lease or to be furnished under contracts of service or if such Person has so furnished them, or if they are raw materials, work in process materials used or consumed in the business or finished inventory of every type or description (including, without limitation, all liquefied petroleum gas), in each case as would be shown as inventory on a balance sheet of such Person prepared in accordance with GAAP consistently applied; and all documents of title covering such inventory, and shall specifically include all “inventory” as such term is defined in the UCC, now or hereafter owned by such Person.
“Investment Limit” has the meaning specified in the definition of “Permitted Investments.”
“Investment” means as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an “investment” on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an “Investment” for purposes of this Indenture). The amount classified as Investments made during any period shall be the aggregate cost to the Partnership and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made).
“Issue Date,” for each series of Securities, means the date on which Securities of such Series are originally issued.
“Issuers’ Request” or “Issuers’ Order” means a written request or order of the General Partner on behalf of the Partnership (or the Partnership if the Partnership is a corporation) and of Finance Corp., signed by the Chairman of the Board, any Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.
“Issuers” means the parties named as such in this Indenture until a successor or other obligor replaces either the Partnership or Finance Corp. pursuant to this Indenture with respect to one or more series of Securities as set forth in a Supplemental Indenture and thereafter means the remaining Issuer and such successor with respect to the one or more series of Securities specified in the applicable Supplemental Indenture.
“Legal Defeasance” has the meaning specified in Section 13.02.
“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
“Maturity Date” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, purchase or otherwise.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Amount of Unrestricted Investment” means, without duplication, the sum of (x) the aggregate amount of all Investments made after the Issue Date of a series of the Securities pursuant to subdivision (h) of the definition of Permitted Investments (computed as provided in the last sentence of the definition of Investment) and (y) the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

“Net Proceeds” means, with respect to any Asset Sale or sale of Capital Stock, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such deferred payment obligations are financed or sold with recourse to the Partnership or any Restricted Subsidiary of the Partnership) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses and discounts or commissions of underwriters, placement agents and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary of the Partnership) owning a beneficial interest in the assets subject to such Asset Sale, (iv) appropriate amounts to be provided by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (v) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets sold in such Asset Sale.
“Notice of Default” means a written notice of the kind specified in Section 5.01.
“Officers’ Certificate” means a certificate signed on behalf of (i) the General Partner (acting on behalf of the Partnership) by two officers of the General Partner (or the Partnership if the Partnership is a corporation), one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the General Partner, or (ii) Finance Corp. by two officers of Finance Corp., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Finance Corp, in either case that meets the requirements of Section 1.02 hereof.
“Offer Amount” has the meaning specified in Section 11.08.
“Offer Period” has the meaning specified in Section 11.08.
“Operating Partnership” means AmeriGas Propane, L.P., a Delaware limited partnership, and its successors.
“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as in effect on the Issue Date of a series of the Securities, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof, or any successor to such agreement.
“Operative Agreements” means the Partnership Agreement, the Operating Partnership Agreement and the other agreements entered into between the Partnership or the Operating Partnership and any of their respective Affiliates (including the General Partner) on April 19, 1995, as amended, supplemented or otherwise modified in accordance with the terms thereof or any successor to such agreements.
“Opinion of Counsel” means an opinion from legal counsel, who is reasonably acceptable to the Trustee, who may be an employee of or counsel to the Partnership, the General Partner, Finance Corp., UGI, any of their respective Subsidiaries or the Trustee, consistent with the requirements of Section 1.02 hereof.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity Date thereof pursuant to Section 5.02.
“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3) Securities as to which Legal Defeasance has been effected pursuant to Section 13.02; and
(4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Partnership; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity Date thereof to such date pursuant to Section 5.02, and (B) Securities owned by the Partnership or any other obligor upon the Securities or any Affiliate or Wholly Owned Restricted Subsidiary of the General Partner on behalf of the Partnership or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor.
“Partnership” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the Issue Date of a series of the Securities, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof or any successor to such agreement.
“Partnership Group” has the meaning specified in the definition of “Available Cash.”
“Paying Agent” means any Person authorized by the Issuers to pay the principal of or any premium or interest on any Securities on behalf of the Issuers.
“Payment Default” has the meaning specified in Section 5.01.
“Payment Restrictions” has the meaning specified in Section 10.12.
“Permitted Banks” has the meaning specified in the definition of “Permitted Investments.”
“Permitted Business” means either (1) marketing, distributing or otherwise handling propane or other hydrocarbons, or activities or services reasonably related or ancillary thereto, or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code.
“Permitted Holders” means UGI and its Subsidiaries.
“Permitted Indebtedness” means each of the following:
(a) Indebtedness of the Partnership and AP Eagle Finance Corp. evidenced by the 8.875% Senior Notes due May 2011 and 7.125% Senior Notes due May 2016;
(b) Indebtedness of the Issuers outstanding on the applicable Issue Date of a series of Securities;

(c) Indebtedness of the Operating Partnership; provided that the aggregate principal amount (exclusive of any unamortized premium) of such Indebtedness outstanding at any time may not exceed $518 million;
(d) Indebtedness of the Partnership or a Restricted Subsidiary incurred (A) for the making of expenditures for the improvement or repair of (to the extent such improvements or repairs may be capitalized on the books of such Person in accordance with GAAP) or additions to (including additions by way of acquisitions of businesses and related assets) the property and assets of the Partnership and its Restricted Subsidiaries or (B) by assumption in connection with additions (including additions by way of acquisition or capital contributions of businesses and related assets) to the property and assets of the Partnership and its Restricted Subsidiaries; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $100 million;
(e) Indebtedness of the Partnership or a Restricted Subsidiary incurred for any purpose permitted under the Credit Agreements; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed an amount equal to the greatest of (i) $450 million, (ii) the Consolidated Borrowing Base Amount, or (iii) 30% of Consolidated Tangible Assets of the Partnership;
(f) Indebtedness of the Partnership owing to the General Partner or an Affiliate of the General Partner that is unsecured and that is Subordinated Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $50 million;
(g) Indebtedness of the Partnership or a Restricted Subsidiary for the purpose of the payment of liabilities of Petrolane; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $30 million;
(h) Indebtedness owed by the Partnership or any Restricted Subsidiary to any Wholly Owned Restricted Subsidiary;
(i) Indebtedness under Interest Rate Agreements;
(j) Permitted Refinancing Indebtedness;
(k) the incurrence by the Partnership or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers (without duplication) in connection with the Partnership’s, its Subsidiaries’ or its Affiliates’ self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements (and guarantees of the foregoing) secured by letters of credit; provided that any Consolidated Fixed Charges associated with the Indebtedness evidenced by such reinsurance agreements, indemnification agreements, guarantees and letters of credit shall be included (without duplication) in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in Section 10.09 hereof;
(l) Indebtedness of the Partnership and its Restricted Subsidiaries in respect of Capital Leases;
(m) Indebtedness of the Partnership and its Restricted Subsidiaries represented by letters of credit supporting (i) obligations under workmen’s compensation laws, (ii) obligations to suppliers of propane; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $25 million and (iii) the repayment of Permitted Indebtedness;
(n) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Partnership or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default; and
(o) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness in addition to the Indebtedness described in clauses (a) through (n) above in an aggregate principal amount then outstanding not to exceed the greater of (i) $50 million or (ii) 5% of Consolidated Tangible Assets of the Partnership.

“Permitted Investments” means each of the following:
(a) Investments made or owned by the Partnership or any Restricted Subsidiary in (i) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from S&P, Moody’s, or Fitch, (iii) commercial paper maturing no more than 365 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from S&P, Moody’s, or Fitch, (iv) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada (“Permitted Banks”) (A) the commercial paper or other short-term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by S&P, Prime-2 or better (or comparably if the rating system is changed) by Moody’s, or F2 or better (or comparably if the rating system is changed) by Fitch or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by S&P, Moody’s, or Fitch, (v) Eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank, (vi) bankers’ acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, (vii) obligations of the type described in clause (i), (ii), (iii), (iv) or (v) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations that are the subject thereof are held for the benefit of the Partnership or a Restricted Subsidiary by a custodian that is a Permitted Bank and that is not a counterparty to the repurchase agreement in question; (viii) shares of money market mutual funds having as at such date one of the two highest ratings obtainable from S&P, Moody’s, or Fitch, and (ix) auction rate investments having as at such date one of the two highest ratings obtainable from S&P, Moody’s, or Fitch;
(b) the acquisition by the Partnership or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person engaged in a business permitted by Section 10.15 hereof such that, upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary;
(c) subject to the provisions of subdivision (h) below, the making or ownership by the Partnership or any Restricted Subsidiary of Investments (in addition to Investments permitted by subdivisions (a), (b), (d), (e), (f) and (g)) in any Person engaged in a business permitted by Section 10.15 hereof; provided that the aggregate amount of all such Investments made by the Partnership and its Restricted Subsidiaries following the Issue Date of a series of the Securities and outstanding pursuant to this subdivision (c) and subdivision (h) below shall not at any date of determination exceed 10% of Total Assets (the “Investment Limit”); provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Partnership and its Restricted Subsidiaries may invest up to $25 million (the “Annual Limit”) pursuant to the provisions of this subdivision (c), but the unused amount of the Annual Limit shall not be carried over to any future years;
(d) the making or ownership by the Partnership or any Restricted Subsidiary of Investments (x) arising out of loans and advances to employees incurred in the ordinary course of business, (y) arising out of extensions of trade credit or advances to third parties in the ordinary course of business or (z) acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;
(e) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;
(f) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary with respect to any Interest Rate Agreements;

(g) the making by any Restricted Subsidiary of Investments in the Partnership or another Restricted Subsidiary;
(h) the making or ownership by the Partnership or any Restricted Subsidiary of Investments in Unrestricted Subsidiaries; provided that the Net Amount of Unrestricted Investment shall not at any time exceed $5 million (and subject to the limitations specified in subdivision (c) above);
(i) the making or ownership by the Partnership or any Restricted Subsidiary of Investments in the Operating Partnership;
(j) any Investment to the extent made in exchange for the issuance of Capital Stock (other than redeemable Capital Stock) of the Partnership; and
(k) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed the greater of (i) $50 million or (ii) 5% of Consolidated Tangible Assets of the Partnership.
“Permitted Liens” means each of the following:
(a) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor;
(b) Liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case (i) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or (ii) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;
(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;
(d) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;
(e) Liens securing reimbursement obligations under letters of credit; provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit;
(f) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;
(g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either (i) are granted, entered into or created in the ordinary course of the business of the Partnership or any Restricted Subsidiary or (ii) do not materially impair the value or intended use of the property covered thereby;
(h) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Partnership or a Wholly Owned Restricted Subsidiary;

(i) Liens on assets of the Partnership or any Restricted Subsidiary existing on the applicable Issue Date of a series of Securities;
(j) Liens (other than the Liens securing Indebtedness incurred under the Credit Agreements for the purpose of acquisitions) securing Indebtedness incurred in accordance with (i) clause (d) of the definition of Permitted Indebtedness, (ii) clauses (e) and (g) of the definition of Permitted Indebtedness or (iii) Indebtedness otherwise permitted to be incurred under Section 10.09 hereof to the extent incurred (A) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Partnership and the Restricted Subsidiaries in accordance with GAAP) of or additions (including additions by way of acquisitions of businesses and related assets) to the assets and property of the Partnership and its Restricted Subsidiaries, or (B) by assumption in connection with additions (including additions by way of acquisition or capital contributions of business and related assets) to the property and assets of the Partnership and its Restricted Subsidiaries; provided that in the case of Indebtedness incurred in accordance with clauses (i) or (iii), the principal amount of such Indebtedness does not exceed the lesser of the cost to the Partnership and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner);
(k) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Partnership, or existing at the time of acquisition upon any property acquired by the Partnership or any such Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Partnership or such Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a “Purchase Money Lien”) of property (including, without limitation, Capital Stock and other securities) acquired by the Partnership or a Restricted Subsidiary; provided that (i) any such Lien shall be confined solely to such item or items of property and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for use specifically in connection with such acquired property, (ii) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by such Purchase Money Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Partnership and the Restricted Subsidiaries of such property and (B) the fair market value of such property at the time of the acquisition thereof (as determined in good faith by the General Partner), (iii) any such Purchase Money Lien shall be created not later than 30 days after the acquisition of such property and (iv) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person’s becoming a Subsidiary of the Partnership or such acquisition of property by the Partnership or any Subsidiary;
(l) easements, exceptions or reservations in any property of the Partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Partnership or any Restricted Subsidiary;
(m) Liens securing the obligations under the Credit Agreements or any other Permitted Indebtedness of the Operating Partnership (or any extension, renewal, refunding or refinancing of any such Indebtedness);
(n) Liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the Credit Agreements or any Permitted Indebtedness of the operating partnership (or any extension, renewal, refunding or refinancing of any such Indebtedness);
(o) any Lien renewing or extending any Lien permitted by subdivision (i), (j), or (k); provided that (i) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien, and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby; and

(p) Liens in addition to the Liens described in clauses (a) through (o) above incurred in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership with respect to Indebtedness that does not exceed $20 million at any one time outstanding.
“Permitted Refinancing Indebtedness” means Indebtedness incurred by the Partnership or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the Partnership or any Restricted Subsidiary or any other Indebtedness incurred by the Partnership or any Restricted Subsidiary pursuant to Section 10.09 hereof, to the extent that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced and the amount of a reasonably determined premium necessary to accomplish such financing, (ii) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of Indebtedness of the Issuers, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Securities than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced, and (iii) with respect to the repayment, refunding or refinancing of Indebtedness of the Issuers, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and Stated Maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the Partnership.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.
“Petrolane” means Petrolane Incorporated, a Pennsylvania corporation, and its successors.
“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock (other than the Common Units) of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.
“Purchase Date” has the meaning specified in Section 11.08.
“Purchase Money Lien” has the meaning specified in the definition of “Permitted Liens.”
“Redeemable Capital Stock” means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities, or is convertible into or exchangeable for debt securities at any time prior to the Stated Maturity of the Securities.
“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Reference Period” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor to the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Payments” has the meaning specified in Section 10.10.
“Restricted Subsidiary” means a Subsidiary of the Partnership, which, as of the date of determination, is not an Unrestricted Subsidiary of the Partnership.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Sale and Leaseback Transaction” of any Person (a “Transferor”) means any arrangement (other than between the Partnership and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries) whereby (a) property (the “Subject Property”) has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any statute successor thereto, and the rules and regulations of the Commission promulgated thereunder.
“Significant Subsidiary” shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
“Stated Maturity” means, (i) when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and (ii) when used with respect to any other Indebtedness, means the date or dates specified in the instrument governing such Indebtedness as the fixed date or dates on which each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, or any installment of interest thereon, is due and payable.
“Subject Property” has the meaning specified in the definition of “Sale and Leaseback Transaction.”
“Subordinated Indebtedness” means Indebtedness of the Partnership which is expressly subordinated in right of payment to the Securities.
“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose Voting Stock (or, in the case of a partnership, a majority of the partners’ Capital Stock, considering all partners’ Capital Stock as a single class) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers, general partners or trustees thereof (or other Person performing similar functions) or, if such Persons are not elected, to vote on any matter that is submitted to the vote of all Persons holding ownership interests in such entity. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Total Assets” means as of any date of determination, the consolidated total assets of the Partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Partnership and the Restricted Subsidiaries prepared in accordance with GAAP.
“Transaction Date” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Transferor” has the meaning specified in the definition of “Sale and Leaseback Transaction.”
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means the Person named as such in the first paragraph of this instrument until a successor replaces it in accordance with the applicable provision of this Indenture and thereafter means the successor serving hereunder.
“UCC” means the Uniform Commercial Code as it may be from time to time in effect in the State of New York.
“UGI” means UGI Corporation, a Pennsylvania corporation, and its successors.
“Unrestricted Subsidiary” means any Subsidiary of the Partnership or a Restricted Subsidiary that is designated as such by the General Partner; provided that no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by the Partnership or any Restricted Subsidiary, (b) is recourse to or obligates the Partnership or any Restricted Subsidiary in any way or (c) subjects any property or assets of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.
Notwithstanding the foregoing, the Partnership or a Restricted Subsidiary may Guaranty or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary; but only to the extent that the Partnership or a Restricted Subsidiary would be permitted to (a) make an Investment in such Unrestricted Subsidiary pursuant to subdivision (h) of the definition of Permitted Investments and (b) incur the Indebtedness represented by such Guaranty or agreement pursuant to the first paragraph of Section 10.09 hereof. The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation, (i) there exists no Event of Default or event which after notice or lapse of time or both would become an Event of Default and (ii) if such Unrestricted Subsidiary has, as of the date of such designation, outstanding Indebtedness (other than Permitted Indebtedness) the Partnership could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing, (i) no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, holds capital stock of a Restricted Subsidiary and (ii) neither the Operating Partnership nor Finance Corp. may be designated an Unrestricted Subsidiary.
“Vice President,” when used with respect to a corporation or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Stock” means, with respect to an entity with outstanding voting Capital Stock, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.
“Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

“Wholly Owned Restricted Subsidiary” means the Operating Partnership or any Subsidiary of the Partnership of which 100% of the outstanding Capital Stock is owned by the Partnership or by one or more Wholly Owned Restricted Subsidiaries of the Partnership or by the Partnership and one or more Wholly Owned Restricted Subsidiaries of the Partnership. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.
Section 1.02 Compliance Certificates and Opinions.
Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by officers of the Issuers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.06) shall include:
(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 1.03 Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of officers of the General Partner on behalf of the Partnership (or the Partnership if the Partnership is a corporation) may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, officers of the General Partner on behalf of the Partnership (or the Partnership if the Partnership is a corporation) or any Subsidiaries of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers or any Subsidiaries of the Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders; Record Dates.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
The ownership of Securities shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.
The Issuers may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Issuers may, at their option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Issuers may, on one or more occasions at their option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Issuers may set a record date in respect thereof pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Issuers shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.
The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, if an Event of Default with respect to Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Issuers, (iii) any request to institute proceedings referred to in Section 5.07 or (iv) any direction referred to in Section 5.05, in each case with respect to Securities of such series. Promptly after any record date is set pursuant to this paragraph, the Trustee shall notify the Issuers and the Holders of Outstanding Series of such series of any such record date so fixed and the proposed action. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Issuers by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such notice, declaration or direction is so given.
Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.
Section 1.05 Notices, Etc., to Trustee and Issuers.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1) the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or
(2) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuers addressed to them at the address of their principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Issuers.
Section 1.06 Notice to Holders; Waiver.
Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 1.07 Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Wherever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Securities.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor on the indenture securities” means the Issuers and any other obligor on the Securities.
All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act referenced to another statute or defined by any rule of the Commission and not otherwise defined herein have the meanings defined to them thereby.
Section 1.08 Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.09 Successors and Assigns.
All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.
Section 1.10 Separability Clause.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.11 Benefits of Indenture.
Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.12 Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.
Section 1.13 Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the intervening period.

ARTICLE II
SECURITY FORMS
Section 2.01 Forms Generally.
The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to Board Resolutions, an Officers’ Certificate certifying a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Issuers’ Order contemplated by Section 3.03 for the authentication and delivery of such Securities.
The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
Section 2.02 Form of Face of Security.
[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]
AmeriGas Partners, L.P.
AmeriGas Finance Corp.

No.	$
AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), which term includes any successor Persons under the Indenture hereinafter referred to), for value received, jointly and severally hereby promise to pay to  _____, or registered assigns, the principal sum of _____  Dollars on _____  [if the Security is to bear interest prior to Stated Maturity, insert —, and to pay interest thereon from  _____  or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _____  and  _____  in each year, commencing  _____  at the rate of  _____% per annum, until the principal hereof is paid or made available for payment [if Applicable, Insert —, and at the rate of  _____% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the  _____  or  _____  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
[If the Security is not to bear interest prior to Stated Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of  _____% per annum, which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of  _____% per annum, which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Issuers maintained for that purpose in _____, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert —; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed under their corporate seal.
Dated:

AmeriGas Partners, L.P.

	By:	AmeriGas Propane, Inc.,
its General Partner

By:
Name:
Title:

Attest:

AmeriGas Finance Corp.

By:
Name:
Title:

Attest:

Section 2.03 Form of Reverse of Security.
This Security is one of a duly authorized issue of securities of the Issuers (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of  _____, 20_____  (herein called the “Indenture”), between the Issuers and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable insert —, limited in aggregate principal amount to $_____].

[If applicable insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert — (1) on  _____  in any year commencing with the year  _____  and ending with the year  _____  through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable insert on or after _____, 20_____], as a whole or in part, at the election of the Issuers, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable insert — on or before  _____,  _____%, and if redeemed] during the 12-month period beginning  _____  of the years indicated,

Year	Redemption Price	Year	Redemption Price
and thereafter at a Redemption Price equal to  _____% of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more predecessor securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on  _____  in any year commencing with the year  _____ and ending with the year  _____  through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after  _____], as a whole or in part, at the election of the Issuers, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning  _____  of the years indicated,

Redemption
	Redemption Price	Price For Redemption
	For Redemption Through	Otherwise Than Through
Year	Operation of the Sinking Fund	Operation of the Sinking Fund
and thereafter at a Redemption Price equal to  _____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more predecessor securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable, insert — Notwithstanding the foregoing, the Issuers may not, prior to  _____  redeem any Securities of this series as contemplated by [if applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuers (calculated in accordance with generally accepted financial practice) of less than  _____% per annum.]
[If applicable, insert — The sinking fund for this series provides for the redemption on  _____  in each year beginning with the year  _____  and ending with the year  _____  of [if applicable, insert — not less than $_____  “mandatory sinking fund”) and not more than] $_____  aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Issuers otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — in the inverse order in which they become due).]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
[If the Security is not subject to redemption of any kind, insert — The Securities of this series are not subject to redemption prior to the Maturity Date.]
[If applicable, insert — The Indenture contains provisions for defeasance at any time of (l) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]
[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable, and (ii) of interest on any overdue principal and overdue interest, all of the Issuers’ obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security can be registered in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $_____  and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Issuers or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
Section 2.04 Form of Legend for Global Securities.
Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
Section 2.05 Form of Trustee’s Certificate of Authentication.
The Trustee’s certificates of authentication shall be in substantially the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:

Authorized Signatory

Dated:

ARTICLE III
THE SECURITIES
Section 3.01 Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series. There shall be established in or pursuant to Board Resolutions and, subject to Section 3.03, set forth, or determined in the manner provided, in Officers’ Certificates, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series, including CUSIP Numbers (which shall distinguish the Securities of the series from Securities of any other series);
(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for the Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);
(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest;
(4) the date or dates on which the principal of the Securities of the series is payable;
(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the manner in which such rate shall be calculated, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;
(6) the place or places where the principal of and any premium and interest on the Securities of the series shall be payable;
(7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the series may be redeemed, in whole or in part, at the option of the Issuers;
(8) the obligation, if any, of the Issuers to redeem or purchase the Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;
(10) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;
(11) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuers or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;
(12) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02;
(13) if applicable, that the Securities of the series shall be subject to either or both of Legal Defeasance or Covenant Defeasance as provided in Article XIII;
(14) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.05 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

(15) any addition to or change in the Events of Default set forth in Section 5.01 and/or the covenants set forth in Article X, which applies to the Securities of the series; and
(16) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(5)).
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolutions referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers’ Certificates referred to above or in any such indenture supplemental hereto.
If any of the terms of the series are established by action taken pursuant to Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or Assistant Secretary of the General Partner of the Partnership (or the Partnership if the Partnership is a corporation) or by the Secretary or an Assistant Secretary of Finance Corp and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
The Issuers may, from time to time, by adoption of Board Resolutions and subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional securities of any series of Securities (“Add On Securities”) having terms and conditions identical to those of such series of Outstanding Securities, except that such Add On Securities:
(i) may have a different issue date from such series of Outstanding Securities;
(ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on such series of Outstanding Securities; and
(iii) may have terms specified in such Board Resolutions for such Add On Securities making appropriate adjustments to this Article III applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or applicable securities laws) which are not adverse in any material respect to the Holder of any Outstanding Securities (other than such Add On Securities) and which shall not affect the rights or duties of the Trustee.
Section 3.02 Denominations.
The Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.
Section 3.03 Execution, Authentication, Delivery and Dating.
The Securities shall be executed on behalf of the Issuers by the Chairman of the Board, Vice Chairman of the Board, President, one of the Vice Presidents or the Treasurer for each of the General Partner (or the Partnership if the Partnership is a corporation) and Finance Corp. under their corporate seals reproduced thereon attested by the Secretary or one of the Assistant Secretaries or by the Chief Financial Officer. The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner (or the Partnership if the Partnership is a corporation) and Finance Corp., respectively, shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver the Securities of any Series that have been properly executed to the Trustee for authentication, together with an Issuers’ Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuers’ Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,
(1) if the form of such Securities has been established by or pursuant to Board Resolutions as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;
(2) if the terms of such Securities have been established by or pursuant to Board Resolutions as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and
(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all of the Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Issuers’ Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 3.04 Temporary Securities.
Pending the preparation of definitive Securities of any series, the Issuers may execute, and upon the Issuers’ Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
If temporary Securities of any series are issued, the Issuers will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuers in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.05 Registration, Registration of Transfer and Exchange.
The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
At the option of the Holder, the Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All of the Securities issued upon any registration of transfer or exchange of the Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of the Securities, but the Issuers or Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.
The Issuers shall not be required (1) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Securities of that series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (2) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for the Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act, (2) the Issuers execute and deliver to the Trustee an Issuers’ Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (3) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security or (4) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 3.01. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for the Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.
Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 3.07 Payment of Interest; Interest Rights Preserved.
Except as otherwise provided as contemplated by Section 3.01 with respect to any series of the Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest.
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in Clause (1) or (2) below:
(1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective predecessor securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the

Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of the Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective predecessor securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
(2) The Issuers may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 3.08 Persons Deemed Owners.
Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.
Section 3.09 Cancellation.
All of the Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner.
Section 3.10 Computation of Interest.
Except as otherwise specified as contemplated by Section 3.01 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 3.11 CUSIP Numbers.
The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any changes in the “CUSIP” numbers.

ARTICLE IV
SATISFACTION AND DISCHARGE
Section 4.01 Satisfaction and Discharge of Indenture.
This Indenture shall upon the Issuers’ Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Securities herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(1) either
(A) all of the Securities theretofore authenticated and delivered (other than (i) the Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) the Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or
(B) all such Securities not theretofore delivered to the Trustee for cancellation
(i) have become due and payable, or
(ii) will become due and payable at their Stated Maturity within one year, or
(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of the Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and
(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 6.06, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 shall survive such satisfaction and discharge.
Section 4.02 Application of Trust Money.
All money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V
REMEDIES
Section 5.01 Events of Default.
“Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Stated Maturity; or
(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such default for a period of 30 days; or
(4) either of the Issuers fails to perform or observe any other term, covenant or agreement contained in the applicable series of Securities or this Indenture (other than a default specified in clause (1), (2), or (3) above or that results from our failure to comply with Section 7.04) and such default continues for a period of 45 days after written notice of such default requiring the Issuers to remedy the same shall have been given (x) to the Partnership by the Trustee or (y) to the Issuers and the Trustee by Holders of 25% in aggregate principal amount of the Securities of that series then outstanding; or
(5) a default occurs or defaults occur under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Partnership or any Restricted Subsidiary then has outstanding Indebtedness, which default (a) is caused by failure to pay (x) principal with respect to Indebtedness of a Restricted Subsidiary at its Stated Maturity or within the applicable grace period, if any, provided with respect to such Indebtedness or (y) principal, premium or interest with respect to Indebtedness of the Partnership within the applicable grace period, if any, provided in such Indebtedness (collectively, a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; or
(6) a final judgment or judgments (which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted) shall be rendered against the Partnership, any Restricted Subsidiary, the General Partner or any Significant Subsidiary for the payment of money in excess of $10 million in the aggregate and which judgment or judgments shall not be covered by insurance or discharged or execution thereon stayed pending appeal or review within 60 days after entry of such judgment, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires; or
(7) the Partnership, Finance Corp. or any of their respective Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case,
(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,
(d) makes a general assignment for the benefit of its creditors, or
(e) admits in writing its inability to pay debts as the same become due; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Partnership, Finance Corp. or any of their respective Significant Subsidiaries in an involuntary case,
(b) appoints a Custodian of the Partnership, Finance Corp. or any of their respective Significant Subsidiaries or for all or substantially all of their property, or
(c) orders the liquidation of the Partnership, Finance Corp. or any of their respective Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or
(9) any other Event of Default provided with respect to Securities of that series.
A Default under clause (4) is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Securities of that series notify the Issuers and the Trustee, of the Default and the Issuers do not cure the Default within 45 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”
In the case of any Event of Default pursuant to the provisions of this Section 5.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Securities of that series pursuant to Article XI hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities to the contrary notwithstanding.
Section 5.02 Acceleration of Stated Maturity, Rescission and Annulment.
If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 5.01) with respect to Securities of any series at the time Outstanding occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Securities of that series by written notice to the Issuers and the Trustee, may declare the unpaid principal (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series, and any accrued interest on such Securities be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 5.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of any series by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Securities of that series (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.
Section 5.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series, or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of the Securities of that series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 5.04 Waiver of Past Defaults.
Holders of a majority in principal amount of the Securities of any series then Outstanding by notice to the Trustee may waive an existing Default or Event of Default with respect to that series and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Securities of that series held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05 Control by Majority.
The Holders of a majority in principal amount of the Securities of any series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series, or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of the Securities of that series, or that may involve the Trustee in personal liability.
Section 5.06 Limitation on Suits.
A Holder of the Securities of any series may pursue a remedy with respect to this Indenture or the Securities only if:
(1) the Holder gives to the Trustee written notice of a continuing Event of Default;
(2) the Holders of at least 25% in principal amount of the Securities of that series then Outstanding make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series then Outstanding do not give the Trustee a direction inconsistent with the request.
A Holder of the Securities of any series may not use this Indenture to prejudice the rights of another Holder of the Securities of that series or to obtain a preference or priority over another Holder of the Securities of that series.
Section 5.07 Rights of Holders to Receive Payment.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 5.08 Collection Suit by Trustee.
If an Event of Default specified in Section 5.01(1) or (2) with respect to any series of the Securities occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Securities of that series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 5.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of the Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.
Section 5.10 Priorities.
If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 6.06, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and
Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Securities.
Section 5.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by Holders of more than 10% in principal amount of any series of Securities then outstanding.
ARTICLE VI
THE TRUSTEE
The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.
Section 6.01 Duties of Trustee.
(1) If an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
(2) Except during the continuance of an Event of Default with respect to a series of Securities:
(a)	The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(a)	This paragraph does not limit the effect of paragraph (2) of this Section.
(b)	The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(c)	The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.
(4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.
(5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
(6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 6.02 Rights of Trustee.
Subject to the provisions of Sections 315(a) through 315(d) of the Trust Indenture Act:
(1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an officer of the General Partner, on behalf of the Partnership (or the Partnership if the Partnership is a corporation) or by an officer of Finance Corp.

Section 6.03 Definitive Rights of Trustee.
The Trustee in its individual or any other capacity may become the Holder or pledgee of the Securities of any series and may otherwise deal with the Partnership, Finance Corp. or an Affiliate of the Partnership or Finance Corp. with the same rights it would have if it were not Trustee. Any Paying Agent or Security Registrar may do the same with like rights. However, the Trustee is subject to Sections 6.09 and 6.10.
Section 6.04 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, it shall not be accountable for the Issuers’ use of the proceeds from the Securities of any series or any money paid to the Issuers or upon the Issuers’ direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities of any series or any other document in connection with the sale of the Securities of any series or pursuant to this Indenture other than its certificate of authentication and that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, supplied to the Issuers are true and accurate subject to the qualifications set forth therein.
Section 6.05 Notice of Defaults.
If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of the Securities of the applicable series a notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment on any series of the Securities pursuant to Section 5.01(1) or (2), the Trustee may withhold the notice if it determines in good faith that withholding the notice is in the interests of Holders of the Securities of such series.
Section 6.06 Compensation and Indemnity.
The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.
The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Partnership nor Finance Corp. need pay for any settlement made without their consent, which consent shall not be unreasonably withheld.
The obligations of the Issuers under this Section 6.06 shall survive the satisfaction and discharge of this Indenture.
The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.
To secure the Issuers’ payment obligations in this Section, the Issuers hereby grant to the Trustee a Lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on a particular series of the Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
Section 6.07 Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign at any time with respect to the Securities of one or more series and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the outstanding Securities of such series may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:
(1) the Trustee fails to comply with Section 6.09;
(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3) a Custodian or public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee, with respect to the Securities of one or more series, for any reason, the Issuers shall promptly appoint a successor Trustee, with respect to Securities of that or those series. Within one year after the successor Trustee with respect to a series of Securities takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee with respect to such series to replace the successor Trustee appointed by the Issuers.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Partnership, Finance Corp. or the Holders of at least 10% in principal amount of the outstanding Securities of a series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee after written request by any Holder of the Securities of any series who has been a Holder of such series of the Securities for at least six months fails to comply with Section 6.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.06. Notwithstanding replacement of the Trustee pursuant to this Section 6.07, the Issuers’ obligations under Section 6.06 hereof shall continue for the benefit of the retiring Trustee.
Section 6.08 Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 6.09 Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

Section 6.10 Preferential Collection of Claims Against Issuers.
The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUERS
Section 7.01 Issuers to Furnish Trustee Names and Addresses of Holders.
The Issuers shall furnish or cause to be furnished to the Trustee:
(1) semi-annually, not more than 15 days after each Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the Regular Record Date, as the case may be, and
(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
Section 7.02 Preservation of Information; Communications to Holders.
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
Section 7.03 Reports by Trustee.
Within 60 days after each May 15 beginning with the May 15 following the Issue Date of a series of Securities, the Trustee shall mail to each Holder of such series of Securities a brief report dated as of such May 15 that complies with Trust Indenture Act Section 313(a) if such report is required by such Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b) and 313(c).
The Issuers shall promptly notify the Trustee in writing if the Securities of any series become listed on any stock exchange or automatic quotation system.
A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the Commission and each stock exchange, if any, on which the Securities are listed.
Section 7.04 Reports by Issuers.
The Issuers shall file with the Trustee and the Commission, and transmit to Holders upon their written request, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee after the same is filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 8.01 When Issuers May Merge, Etc.
(a) The Partnership shall not consolidate or merge with or into (whether or not the Partnership is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Partnership is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Partnership pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Partnership or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Partnership immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 10.09 hereof.
(b) Finance Corp. shall not consolidate or merge with or into (whether or not Finance Corp. is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) Finance Corp. is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and a Wholly Owned Restricted Subsidiary of the Partnership; (ii) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp., pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and (iii) immediately after such transaction no Default or Event of Default exists.
(c) The Partnership or Finance Corp., as the case may be, shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraphs (a) and (b) an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers’ Certificate and Opinion of Counsel.
Section 8.02 Successor Person Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or Finance Corp. in accordance with Section 8.01 hereof, the successor Person formed by such consolidation or into or with which the Partnership or Finance Corp. is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Partnership,” “Finance Corp.” or the “Issuers,” as the case may be, shall refer to or include instead the successor Person and not the Partnership or Finance Corp., as the case may be), and may exercise every right and power of the Partnership or Finance Corp., as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Partnership or Finance Corp., as the case may be, herein and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX
SUPPLEMENTAL INDENTURES
Section 9.01 Supplemental Indentures Without Consent of Holders.
Without the consent of any Holders, the Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1) to evidence the succession of another Person to either or both of the Issuers and the assumption by any such successor of the covenants of such Issuers herein and in the Securities; or
(2) to add to the covenants for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of the Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuers; or
(3) to add any additional Events of Default for the benefit of the Holders of all or any series of the Securities (and if such Events of Default are to be for the benefit of less than all series of the Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); or
(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the Securities in uncertificated form; or
(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of the Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or
(6) to provide security for the Securities; or
(7) to establish the form or terms of the Securities of any series as permitted by Sections 2.01 and 3.01; or
(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.07; or
(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or
(10) to add to, change, or eliminate any of the provisions of this Indenture to such extent as shall be necessary to add or substitute any of the Partnership’s subsidiaries as a co-issuer of securities of an applicable series.

Section 9.02 Supplemental Indentures with Consent of Holders.
With the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities so affected under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest or the time of payment of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or
(3) modify any of the provisions of this Section or Section 5.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.07 and 9.01(8),
(4) change any obligation of the Issuers to maintain an office or agency, or
(5) change any obligation of the Issuers to pay additional amounts, or
(6) adversely affect the right of repayment or repurchase at the option of the Holder, or
(7) reduce or postpone any sinking fund or similar provision.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of the Securities, or which modifies the rights of the Holders of the Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 9.03 Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby except as otherwise provided in the Supplemental Indenture.
Section 9.05 Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
Section 9.06 Reference in Securities to Supplemental Indentures.
The Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE X
COVENANTS
Section 10.01 Payment of Securities.
The Issuers covenant and agree for the benefit of each series of Securities that they will pay the principal of and interest on the Securities of that series on the dates and in the manner provided in the Securities of that series and this Indenture. An installment of principal, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or Affiliates of the Issuers) holds for the benefit of the Holders, on that date, immediately available funds deposited and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuers shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.
Section 10.02 Maintenance of Office or Agency.
The Issuers shall maintain in the Place of Payment for each series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the principal Corporate Trust Office of the Trustee as such office of the Issuers.
Section 10.03 Money for Securities Payments to Be Held in Trust.
If the Issuers shall at any time act as their own Paying Agent with respect to any series of Securities, the Issuers will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of their action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for any series of Securities, they will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their action or failure so to act.
The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any Default by the Issuers (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuers’ Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on the Issuers’ Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.
Section 10.04 Partnership and Corporate Existence.
Subject to Section 10.16 and Article VIII, each of the Partnership and Finance Corp. shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its partnership or its corporate existence, as the case may be, and the partnership, corporate or other existence of each of their respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) its (and its Subsidiaries’) rights (charter and statutory), licenses and franchises; provided, however, that the Partnership and Finance Corp. shall not be required to preserve any such right, license or franchise or the partnership, corporate or other existence of any Subsidiary if (i) the Board of Directors of the General Partner on behalf of the Partnership (or the Partnership if the Partnership is a corporation) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective Subsidiaries taken as a whole and (ii) the loss thereof is not adverse in any material respect to the Holders.
Section 10.05 Payment of Taxes and Other Claims.
Each of the Partnership and Finance Corp. shall, and shall cause each of its respective Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 10.06 Compliance Certificate; Notice of Default.
(a) The Partnership shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers’ Certificate stating that a review of its activities and the activities of its Subsidiaries (including Finance Corp.) during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each of the Issuers has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the officer’s knowledge each Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if an Event of Default shall have occurred, describing such Events of Default of which the officer may have knowledge and what action is being taken or proposes to be taken with respect thereto).
(b) The Issuers shall, so long as any of the Securities of any series are outstanding, deliver to the Trustee, immediately upon becoming aware of (i) any Event of Default with respect to such series under this Indenture or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 5.01(5), an Officers’ Certificate specifying such Event of Default or other event of default and what action the Issuers are taking or propose to take with respect thereto.
Section 10.07 Waiver of Stay, Extension or Usury Laws.
Each of the Partnership and Finance Corp. covenants for the benefit of each series of Securities (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted that would prohibit or forgive the Issuers from paying all or any portion of the principal of or interest on the Securities of that series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and each of the Partnership and Finance Corp. (to the extent that it may lawfully do so) hereby expressly waives for the benefit of each series of Securities all benefit or advantage of any such law insofar as such law applies to the Securities of that series, and covenants for the benefit of each series of Securities that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee with respect to that series, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 10.08 Limitation on Liens.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist any Liens, other than Permitted Liens, upon any of its respective property or assets, whether owned on the applicable Issue Date of a series of Securities or thereafter acquired, unless all payments due under this Indenture and any series of Securities are secured on an equal and ratable basis with the obligations so secured until such time such obligations are no longer secured by a Lien.
Section 10.09 Limitation on Additional Indebtedness.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume or guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to “incur”), any Indebtedness (including, without limitation, any Redeemable Capital Stock), unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Partnership is greater than 2.00 to 1.
Notwithstanding the foregoing, the Partnership and its Restricted Subsidiaries may incur Permitted Indebtedness.
Section 10.10 Limitation on Restricted Payments.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Partnership or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Partnership (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Partnership (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Partnership or any Restricted Subsidiary of the Partnership and (z) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Partnership to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis (including, in the case of the Operating Partnership, to the general partner thereof)),

(b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Partnership or any of its Restricted Subsidiaries (other than any such Capital Stock owned by a Wholly Owned Restricted Subsidiary of the Partnership),
(c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Partnership or a Wholly Owned Restricted Subsidiary of the Partnership), or
(d) make any Investment (other than any Permitted Investment) in any entity
(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the fiscal quarter during which such Restricted Payment is made, shall not exceed (I) if the Consolidated Fixed Charge Coverage Ratio of the Partnership shall be greater than 1.75 to 1, an amount equal to Available Cash as of the end of the immediately preceding fiscal quarter or (II) if the Consolidated Fixed Charge Coverage Ratio of the Partnership shall be equal to or less than 1.75 to 1, an amount equal to the sum of (x) $75 million, less the aggregate amount of all Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (II)(x) during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of such Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of such Restricted Payment, plus (y) the aggregate net cash proceeds of any substantially concurrent (1) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) or (2) issuance and sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership). The amount of any such Restricted Payment, if other than cash, shall be the fair market value (as determined in good faith by the General Partner) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.
None of the foregoing provisions will prohibit: (i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Partnership or any Restricted Subsidiary of the Partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash; or (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership); or (2) Indebtedness of the Partnership issued to any Person (other than a Restricted Subsidiary of the Partnership), so long as such Indebtedness is Permitted Refinancing Indebtedness; provided, however, in each case, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash. In computing the amount of Restricted Payments previously made for purposes of the preceding paragraph, Restricted Payments made under clause (i) shall be included and Restricted Payments made under clauses (ii) and (iii) shall not be so included.

Section 10.11 Limitation on Transactions with Affiliates.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services), other than as provided for in the Operative Agreements, with, or for the benefit of, any Affiliate of the Partnership, unless (1) such transaction or series of related transactions is between the Partnership and its Wholly Owned Restricted Subsidiaries or between two Wholly Owned Restricted Subsidiaries or (2) (a) such transaction or series of related transactions is on terms that are no less favorable to the Partnership or such Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Partnership or a Restricted Subsidiary and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $15 million, the Partnership shall have delivered an Officers’ Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the General Partner (including a majority of the Disinterested Directors); provided, however, that this Section 10.11 will not restrict the Partnership, any Restricted Subsidiary or the General Partner from entering into (A) any employment agreement, stock option agreement, restricted stock agreement or other similar agreement in the ordinary course of business, (B) transactions permitted by the provisions of this Indenture set forth in Sections 10.10 hereof and (C) transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the Permitted Business operated by the Partnership.
Section 10.12 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Partnership or any other Restricted Subsidiary, (c) make loans or advances to, or any investment in, the Partnership or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Partnership or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Partnership or any other Restricted Subsidiary (collectively, “Payment Restrictions”), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) any agreement in effect at or entered into on the Issue Date of a particular series of Securities or any agreement relating to any Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Permitted Indebtedness are no more restrictive with respect to such Payment Restrictions than those set forth in the Credit Agreements as in effect on the Issue Date of the series of Securities, (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Partnership or any Restricted Subsidiary, (iv) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (v) any agreement or other instrument of a Person acquired by the Partnership or any Restricted Subsidiary (or of a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than the Person, or the properties, assets or Subsidiaries of the Person, so acquired, or (vi) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.
Section 10.13 Limitation on Sale and Leaseback Transactions.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property of the Partnership or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Partnership and its Restricted Subsidiaries may enter into Sale and Leaseback Transactions with respect to property acquired or constructed after the Issue Date of a series of Securities; provided that (a) the Partnership or such Restricted Subsidiary would be permitted under this Indenture to incur Indebtedness secured by a Lien on such property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or (b) the lease in such Sale and Leaseback Transaction is for a term not in excess of the lesser of (i) three years and (ii) 60% of the remaining useful life of such property.

Section 10.14 Limitation on Finance Corp.
In addition to the restrictions set forth under Section 10.09 hereof, Finance Corp. may not incur any Indebtedness unless (a) the Partnership is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Partnership, used to acquire outstanding debt securities issued by the Partnership or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitation of this Section 10.14. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership.
Section 10.15 Line of Business.
The Partnership and its Restricted Subsidiaries shall not materially or substantially engage in any business other than a Permitted Business, except to such extent as would not be material to the Partnership and its Restricted Subsidiaries, taken as a whole.
Section 10.16 Asset Sales.
The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business and consistent with past practice (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership shall be governed by the provisions of this Indenture set forth under Section 10.17 hereof or Article VIII hereof and not by the provisions of this Section 10.16) or (ii) issue or sell Capital Stock of any of its Restricted Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions (each of the foregoing, an “Asset Sale”), unless (x) the Partnership (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the General Partner) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Partnership or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Partnership’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Partnership or any Restricted Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Partnership or any such Restricted Subsidiary from such transferee that are immediately converted by the Partnership or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in this clause (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to a Wholly Owned Restricted Subsidiary of the Partnership, (2) any transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to any Person in exchange for other assets used in a line of business permitted by Section 10.15 hereof and having a fair market value (as determined in good faith by the General Partner) not less than that of the assets so transferred and (3) any transfer of assets pursuant to a Permitted Investment.
In the event that the aggregate Net Proceeds received by the Partnership or any of its Restricted Subsidiaries from one or more Assets Sales in any fiscal year of the Partnership exceed $20 million, within 360 days after the date such aggregate Net Proceeds exceed such amount, the Partnership shall apply the amount of such aggregate Net Proceeds in excess of $20 million (less the amount of any such Net Proceeds previously applied during such fiscal year for the purposes set forth in clauses (a) or (b) below) to (a) reduce Indebtedness of a Restricted Subsidiary (with a permanent reduction of availability in the case of revolving Indebtedness) or (b) make an investment in assets in a line of business permitted by Section 10.15 hereof. Pending the final application of any such Net Proceeds, the Partnership or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Agreements or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any such Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall make an offer to all Holders of the Securities of applicable series (an “Asset Sale Offer”) to purchase the maximum principal amount of the Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of the Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Partnership or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of the Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis.

Notwithstanding the foregoing, if the Issuers are required to commence an Asset Sale Offer at any time when the Issuers have securities outstanding ranking pari passu in right of payment with the Securities of the applicable series and the terms of those securities provide that a similar offer must be made with respect to those other securities, then the Asset Sale Offer for the Securities will be made concurrently with the other offers and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which their holders elect to have purchased. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
In the event the Issuers are required to make an Asset Sale Offer pursuant to Section 11.08 and Section 10.16, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of the Securities that is so divisible.
Section 10.17 Change of Control.
Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 (or such higher minimum authorized denomination applicable to such series of the Securities) or an integral multiple thereof) of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 10.17 and that all of the Securities tendered will be accepted for payment; (2) the purchase price and the purchase date (the “Change of Control Payment Date”), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Security not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all of the Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, in accordance with such Change of Control Offer, to the Paying Agent for the series of Securities at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent for the series of the Securities receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount (or such higher minimum authorized denomination applicable to such series of the Securities) or an integral multiple of $1,000.
On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment the Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent for the series of the Securities an amount equal to the Change of Control Payment in respect of all of the Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate amount of the Securities of such series or portions thereof tendered to the Issuers. The Paying Agent for the series of the Securities will promptly mail to each Holder of the Securities so accepted the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail to each Holder a new Security equal in principal amount to the unpurchased portion of the Securities of such series surrendered, if any; provided that each such new Security of such series will be in a principal amount of $1,000 (or such higher minimum authorized denomination applicable to such series of the Securities) or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Issuers shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuers to repurchase the Securities as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 10.17, the Issuers shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.
Section 10.18 No Recourse Against Others.
(a) No director, officer, employee, agent, manager, limited partner, interest holder or stockholder of the Partnership or Finance Corp., as such, shall have any liability for any obligations of the Partnership or Finance Corp. under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder of Securities, by accepting such Securities, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.
(b) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.
ARTICLE XI
REDEMPTION OF SECURITIES
Section 11.01 Applicability of Article.
The Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for the Securities of any series) in accordance with this Article.
Section 11.02 Election to Redeem; Notice to Trustee.
The election of the Issuers to redeem any Securities shall be evidenced by Board Resolutions. In case of any redemption at the election of the Issuers of less than all the Securities of any series, the Issuers shall, at least 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
Section 11.03 Selection by Trustee of Securities to Be Redeemed.
If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple of $1,000) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
Section 11.04 Notice of Redemption.
Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
All notices of redemption shall state:
(1) the Redemption Date,
(2) the Redemption Price,
(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amount) of the particular Securities to be redeemed,
(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,
(6) that the redemption is for a sinking fund, if such is the case, and
(7) applicable CUSIP Numbers.
Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuers and shall be irrevocable.
Section 11.05 Deposit of Redemption Price.
Prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
Section 11.06 Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
Section 11.07 Securities Redeemed in Part.
Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.08 Offer to Purchase by Application of Excess Proceeds.
Any Asset Sale Offer pursuant to Section 10.16 shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). On a date within five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Securities required to be purchased pursuant to Section 10.16 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.
The Issuers shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuers to repurchase the Securities as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 11.08, the Issuers shall comply with the applicable securities laws or regulations and shall not be deemed to have breached their obligations hereunder by virtue thereof.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(a) that the Asset Sale Offer is being made pursuant to this Section 11.08 and Section 10.16 hereof and the length of time the Asset Sale Offer shall remain open;
(b) the Offer Amount, the purchase price and the Purchase Date;
(c) that any Security not tendered or accepted for payment shall continue to accrue interest;
(d) that, unless the Issuers default in making such payments, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;
(f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with a form entitled “Option of Holder to Elect Purchase” delivered with the Notice, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(h) that, if the aggregate principal amount of the Securities surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000 (or such higher minimum authorized denomination applicable to such series of the Securities) or an integral multiple of $1,000, shall be purchased); and
(i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of the Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all of the Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 11.08. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Security, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce by means of a press release the results of the Asset Sale Offer on the Purchase Date.
Other than as specifically provided in this Section 11.08, any purchase pursuant to this Section 11.08 shall be made pursuant to the provisions of Sections 11.01 through 11.07 hereof.
No repurchase of the Securities under this Section 11.08 shall be deemed to be a redemption of the Securities.
ARTICLE XII
SINKING FUNDS
Section 12.01 Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for the Securities of such series.
The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of the Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of the Securities of any series as provided for by the terms of the Securities of such series.
Section 12.02 Satisfaction of Sinking Fund Payments with Securities.
The Issuers (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit the Securities of a series which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03 Redemption of Securities for Sinking Fund.
Not less than 60 days prior to each sinking fund payment date for any series of the Securities, the Issuers will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting the Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.
ARTICLE XIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 13.01 Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at the option of the Board of Directors of the General Partner, on behalf of the Partnership (or the Partnership if the Partnership is a corporation), and the Board of Directors of Finance Corp., in each case evidenced by Board Resolutions, elect to have either Section 13.02 or Section 13.03 applied to the Outstanding Securities of any series designated pursuant to Section 3.01 as being defeasible pursuant to this Article XIII (hereinafter called a “Defeasible Series”), upon compliance with the conditions set forth below in this Article XIII.
Section 13.02 Legal Defeasance and Discharge.
Upon the Issuers’ exercise of the option provided in Section 13.01 to have this Section 13.02 applied to the Outstanding Securities of any Defeasible Series and, subject to the proviso to Section 13.01, the Issuers shall be deemed to have been discharged from their obligations with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Securities of such series to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (2) the Issuers’ obligations with respect to the Securities of such series under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XIII. Subject to compliance with this Article XIII, the Issuers may exercise their option provided in Section 13.01 to have this Section 13.02 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of their option provided in Section 13.01 to have Section 13.03 applied to the Outstanding Securities of such series.
Section 13.03 Covenant Defeasance.
Upon the Issuers’ exercise of the option provided in Section 13.01 to have this Section 13.03 applied to the Outstanding Securities of any Defeasible Series, (1) the Issuers shall be released from their obligations under Section 8.01, and Sections 7.04, 10.04-10.06, 10.08-10.17, and Article XII, and (2) the occurrence of any event specified in Sections 5.01(3), 5.01(4) (with respect to any of Sections 8.01, 10.04, 10.05, 10.08-10.17, and Article XII), 5.01(5), 5.01(6) and 5.01(9), and 5.01(7) and 5.01(8) with respect to any Restricted Subsidiary that is a Significant Subsidiary, shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(4)), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 13.04 Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Securities of any Defeasible Series:
(1) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 6.10 and agrees to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount, or (B) Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series.
(2) In the case of an election under Section 13.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur (which opinion need not address the effect of a transfer or other disposition of a Holder’s interest in Outstanding Securities of a series of the Securities before the respective Stated Maturity or Redemption Date).
(3) In the case of an election under Section 13.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur (which opinion need not address the effect of a transfer or other disposition of a Holder’s interest in Outstanding Securities of a series of the Securities before the respective Stated Maturity or Redemption Date).
(4) The Issuers shall have delivered to the Trustee an Officer’s Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.
(5) No Event of Default or Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 5.01(7) and (8), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).
(6) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all of the Securities are in default within the meaning of such Act).
(7) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuers are a party or by which they are bound.

(8) The Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.
(9) Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.
(10) On or prior to the 91st day following the deposit, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds are not subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.
(11) The Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers.
Section 13.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
All money and Government Securities (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.
Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ Request any money or Government Securities held by it as provided in Section 13.04 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to the Securities of such series.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, interest, and any premium that remains unclaimed for one year after such principal, interest, or premium, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Issuers for payment of such money as secured creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.
Section 13.06 Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIII with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII with respect to the Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to the Securities of such series in accordance with this Article XIII; provided, however, that if the Issuers make any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Page to Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMERIGAS PARTNERS, L.P.
By:	AmeriGas Propane, Inc., its General Partner

By:
	Name:	Jerry E. Sheridan
	Title:	Vice President — Finance and Chief Financial Officer

AMERIGAS FINANCE CORP.
By:
	Name:	Jerry E. Sheridan
	Title:	Vice President — Finance and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title: